UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 5, 2004

Commission file number: 0-16946

LabOne, Inc.

10101 Renner Blvd.

Lenexa, Kansas 66219

(913) 888-1770

Incorporated in Missouri

I.R.S. Employer Identification Number: 43-1039532

Item 9.  Regulation FD Disclosure

LabOne Completes Alliance Lab Acquisition and Announces Plans for a New Greater Cincinnati/Tri-State Facility

LabOne, Inc. (Nasdaq: LABS), announced today the acquisition of the assets associated with the core laboratory operations of The Health Alliance of Greater Cincinnati (the Health Alliance) for $38.5 million in cash, subject to post-closing adjustments. The core laboratory operations provide outreach laboratory testing services for physicians in the Greater Cincinnati area and reference laboratory testing services for the six hospitals of the Health Alliance. These testing services include automated testing, flow cytometry, microbiology, immunology, toxicology, pathology and cytology.

In addition to the acquisition of the core laboratory operations, LabOne and the Health Alliance executed long-term service agreements for LabOne to provide reference testing to the Health Alliance hospitals, and management of their six immediate response laboratories. Revenues associated with the core laboratory testing operations, including both outreach and reference laboratory testing services, approximate $40 million. Revenues associated with management of the immediate response laboratories approximate $8.5 million. LabOne expects the acquisition to be accretive to earnings.

Initially, LabOne will lease space from the Health Alliance while constructing a new state-of-the-art laboratory facility in the Greater Cincinnati/Tri-State area. The company anticipates that construction could be completed during 2004. LabOne will continue all Cincinnati-based testing operations with the exception of certain toxicology and immunology tests, which will be directed to LabOne's facility in Lenexa, Kansas within the next few months. This will result in a minimal displacement, approximately 10% of the current employees, associated with the core laboratory operations in Cincinnati.

"This acquisition is a significant step toward the fulfillment of one of our major strategic objectives to develop a second laboratory site of similar design with our facility in Lenexa, Kansas," said W. Thomas Grant II, chairman, president and CEO of LabOne. "Also, the Cincinnati/Tri-State area provides a great logistics base to expand laboratory testing services beyond the existing market. In addition to the retention of client, courier and testing services, which have well served the Cincinnati/Tri-State market in the past, we believe physicians will further benefit from LabOne's investment to significantly upgrade the information technology infrastructure and improve information services to clients. Furthermore, we look forward to a long partnership with the Health Alliance and the management team we have worked closely with to accomplish this acquisition."

"Alliance Laboratory Services will certainly serve as a solid foundation, upon which LabOne can continue to build their organization," said Ken Hanover, president and CEO of the Health Alliance. "We believe our partnership with LabOne will mean good things for our community, physicians and patients as LabOne's future goals suggest they will continue to enhance their services. We're pleased we could find such an exceptional organization to partner with and acquire our successful lab."

Forward-Looking Statements

This press release may contain "forward-looking statements." Forward-looking statements often can be identified by the use of forward-looking terminology, such as "could," "should," "will," "will be," "intended," "continue," "believe," "may," "hope," "anticipate," "goal," "forecast," "plan," "estimate" or variations thereof. Forward-looking statements are not guarantees of future performance or results. Forward-looking statements involve known and unknown risks and uncertainties. Many factors could cause actual results to differ materially from those that may be expressed or implied in such forward looking statements, including, but not limited to, the volume, pricing, and mix of services actually attained, intense competition, the loss of one or more significant customers, government reimbursement policies, maintenance of payor relationships at acceptable reimbursement levels, compliance with performance standards required by the long term agreements with the Health Alliance, land acquisition or construction delays, the ability to achieve labor and other cost reductions, the ability to successfully integrate laboratory operations, the ability to provide improved technology solutions and information services to customers and payors, general economic conditions and other factors detailed from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission ("SEC"), including the Cautionary Statement filed as Exhibit 99 to the Company's Annual Report on Form 10-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

 LabOne, Inc.

Date: January 6, 2004	By /s/ John W. McCarty John W. McCarty Executive V.P. and Chief Financial Officer